Exhibit 5.1

5 February 2024	Our Ref:JRM/NW/182033

SRIVARU Holding Limited c/o Amicorp Cayman Fiduciary Limited 2nd Floor, Regatta Office Park West Bay Road, P.O. Box 10655 Grand Cayman KY1 – 1006 Cayman Islands

Dear Addressees

SRIVARU Holding Limited

We have been asked to provide this legal opinion to you with regard to the laws of the Cayman Islands in connection with the resale of up to 9,780,001 ordinary shares, par value $0.01 per share (the “Resale Shares”), of SRIVARU Holding Limited (the “Company”) originally issued to the Mobiv-Srivaru Trust on behalf of certain investors party to the Securities Purchase Agreement (as defined in Schedule 1), in each case under the United States Securities Act of 1933, as amended (the “Securities Act”) and pursuant to the terms of the Registration Statement (as defined in Schedule 1).

For the purposes of giving this opinion, we have examined and relied solely upon the originals or copies of the documents listed in Schedule 1.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion.

Based upon the foregoing examinations and the assumptions and qualifications set out below and having regard to legal considerations which we consider relevant, and under the laws of the Cayman Islands, as at the date hereof, we give the following opinions in relation to the matters set out below.

1.	The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and in good standing with the Registrar of Companies in the Cayman Islands (the “Registrar”).

2.	With respect to the Resale Shares, based solely upon our examination of the Register of Members and the Resolutions (each as defined in Schedule 1), the Resale Shares have been duly authorised and were validly allotted and issued.

Walkers

190 Elgin Avenue, George Town

Grand Cayman KY1-9001, Cayman Islands

T +1 345 949 0100 F +1 345 949 7886 www.walkersglobal.com

Bermuda | British Virgin Islands | Cayman Islands | Dubai | Guernsey | Hong Kong | Ireland | Jersey | London | Singapore

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The foregoing opinions are given based on the following assumptions.

1.	The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on the Documents (each as defined in Schedule 1) are, or will be, genuine and are those of a person or persons given power to execute the Documents under the Resolutions or any power of attorney given by the Company to execute the Documents. All documents purporting to be sealed have been, or will be, so sealed. All copies are complete and conform to their originals. The Documents when executed will conform in every material respect to the latest drafts of the same produced to us prior to the date hereof and, where provided in successive drafts, have been marked up to indicate all changes to such Documents.

2.	The Memorandum and Articles are the memorandum and articles of association of the Company at the date hereof.

3.	The Resolutions have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of each director of the Company and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed.

4.	The Resolutions and any power of attorney given by the Company to execute the Documents remain in full force and effect and have not been revoked or varied.

5.	We have relied upon the statements and representations of directors, officers and other representatives of the Company as to factual matters.

6.	Each of the Documents has or will be duly authorised, executed and delivered by or on behalf of all relevant parties and will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under all relevant laws.

7.	The power, authority and legal right of all parties under all relevant laws and regulations (other than the Company under the laws of the Cayman Islands) to enter into, execute and perform their respective obligations under the Documents.

The opinions expressed above are subject to the following qualifications:

1.	Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Act (as amended) of the Cayman Islands (the “Companies Act”) on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar has no knowledge that the Company is in default under the Companies Act.

2.	Based on the decision in the English case of Houldsworth v City of Glasgow Bank (1880) 5 App Cas 317 HL, in the event of a misrepresentation by a company on which a member relied in agreeing to subscribe for shares in such company, the member may be entitled to rescind the share subscription agreement and thereafter claim damages against such company for any additional loss suffered as a result of the misrepresentation. Such a claim for damages will not arise unless and until the member has successfully rescinded the share subscription agreement. A member may be barred from rescinding on the grounds of delay or affirmation and if such company is wound up (whether voluntarily or compulsorily), such member will lose the right to rescind the share subscription agreement.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person, other than persons entitled to rely upon it pursuant to the provisions of the Securities Act, without our prior written consent.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm, as Cayman Islands counsel to the Company, in the Registration Statement.

Yours faithfully

Walkers (CAYMAN) LLP

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Schedule 1

LIST OF DOCUMENTS EXAMINED

1.	The Certificate of Incorporation dated 16 June 2021 and the Amended and Restated Memorandum and Articles of Association of the Company adopted on 28 July 2023 (the “Memorandum and Articles”).

2.	The register of members of the Company, a copy of which have been provided to us by Computershare Trust Company, N.A. (the “Register of Members”).

3.	The Cayman Online Registry Information System (CORIS), the Cayman Islands’ General Registry’s online database, searched on 2 February 2024.

4.	The Register of Writs and other Originating Process of the Grand Court of the Cayman Islands kept at the Clerk of Court’s Office, George Town, Grand Cayman, examined at 9.00 am on 2 February 2024.

5.	A copy of a Certificate of Good Standing dated 2 February 2024 in respect of the Company issued by the Registrar (the “Certificate of Good Standing”).

6.	Copies of the executed written resolutions of the directors of the Company approving, inter alia, the issuance of the Resale Shares as contemplated by the Securities Purchase Agreement and the subsequent registration of the Resale Shares as contemplated by the Registration Statement dated 8 November 2023, 8 December 2023, 18 December 2023, and 5 February 2024 (together, the “Resolutions”).

7.	Copies of the following documents (the “Documents”):

(a)	the Registration Statement on Form F-1, as amended, initially filed on 5 February 2024 by the Company with the United States Securities and Exchange Commission registering the Resale Shares under the Securities Act (as filed, the “Registration Statement”);

(b)	the executed Securities Purchase Agreement dated 7 November 2023 by and among the Company and the investors party thereto; and

(c)	the trust agreement dated as of December 8, 2023, by and among (i) the Company, (ii) Mobiv Pte. Ltd., a Singapore Private Company limited by shares, as a grantor, (ii) Walleye Capital LLC, as a trustee, and Delaware Trust Company, as a trustee, on the other hand, for the benefit of certain Beneficiaries (as defined therein).